INNKEEPERS USA TRUST

1994 SHARE INCENTIVE PLAN

(Amended and Restated as of May 4, 2005)

TABLE OF CONTENTS

Section		Page
Article I	DEFINITIONS	1

1.01.	Acquiring Person	1

1.02.	Administrator.	1

1.03.	Affiliate	1

1.04.	Agreement	1

1.05.	Associate	1

1.06.	Board	1

1.07.	Cause	1

1.08.	Change of Control	1

1.09.	Code	1

1.10.	Committee	1

1.11.	Company	1

1.12.	Continuing Trustee	1

1.13.	Control Affiliate	1

1.14.	Control Change Date	2

1.15.	Corresponding SAR.	2

1.16.	Disability	2

1.17.	Dividend Equivalent Right Performance Measures	2

1.18.	Dividend Equivalent Right Performance Period	2

1.19.	Exchange Act	2

1.20.	Fair Market Value	2

1.21.	Incentive Award	2

1.22.	Initial Value	2

1.23.	Option	2

1.24.	Participant	2

i

1.25.	Performance Award	2

1.26.	Performance Shares	3

1.27.	Person	3

1.28.	Plan	3

1.29.	Related Entity	3

1.30.	SAR	3

1.31.	Share Award	3

1.32.	Shares.	3

Article II	PURPOSES	4

Article III	ADMINISTRATION	5

Article IV	ELIGIBILITY	6

Article V	SHARES SUBJECT TO PLAN	7

5.01.	Shares Issued	7

5.02.	Aggregate Limit	7

5.03.	Reallocation of Shares	7

Article VI	OPTIONS	8

6.01.	Award	8

6.02.	Option Price	8

6.03.	Maximum Option Period	8

6.04.	Nontransferability	8

6.05.	Transferable Options	8

6.06.	Employee Status	8

6.07.	Exercise	8

6.08.	Payment	8

6.09.	Performance Awards	9

6.10.	Change of Control	9

6.11.	Shareholder Rights	9

6.12.	Disposition of Shares	9

Article VII	SARS	10

7.01.	Award	10

7.02.	Maximum SAR Period	10

7.03.	Nontransferability	10

7.04.	Transferable SARs	10

7.05.	Exercise	10

7.06.	Change of Control	10

7.07.	Employee Status	10

7.08.	Settlement	11

7.09.	Shareholder Rights	11

Article VIII	SHARE AWARDS	12

8.01.	Award	12

8.02.	Vesting	12

8.03.	Performance Objectives	12

8.04.	Employee Status	12

8.05.	Change of Control	12

8.06.	Shareholder Rights	12

Article IX	PERFORMANCE SHARE AWARDS	13

9.01.	Award	13

9.02.	Earning the Award	13

9.03.	Payment	13

9.04.	Shareholder Rights	13

9.05.	Nontransferability	13

9.06.	Transferable Performance Shares	13

9.07.	Employee Status	13

9.08.	Change of Control	13

Article X	INCENTIVE AWARDS	14

10.01.	Award	14

10.02.	Terms and Conditions	14

10.03.	Nontransferability	14

10.04.	Transferable Incentive Awards	14

10.05.	Employee Status	14

10.06.	Change of Control	14

10.07.	Shareholder Rights	14

Article XI	INDEMNIFICATION	15

Article XII	ADJUSTMENT UPON CHANGE IN SHARES	16

Article XIII	COMPLIANCE WITH LAW AND APPROVAL OF REGULATORY BODIES	17

Article XIV	GENERAL PROVISIONS	18

14.01.	Effect on Employment and Service	18

14.02.	Unfunded Plan	18

14.03.	Rules of Construction	18

Article XV	AMENDMENT	19

Article XVI	DURATION OF PLAN	20

Article XVII	EFFECTIVE DATE OF PLAN	21

ARTICLE I

DEFINITIONS

1.01 Acquiring Person means that a Person, considered alone or together with all Control Affiliates and Associates of that Person, is or becomes directly or indirectly the beneficial owner of securities representing at least thirty percent (30%) of the Company’s then outstanding securities entitled to vote generally in the election of the Board.

1.02. Administrator means the Committee and any delegate of the Committee that is appointed in accordance with Article III.

1.03. Affiliate means any “subsidiary” or “parent” corporation (within the meaning of Section 424 of the Code) of the Company.

1.04. Agreement means a written agreement (including any amendment or supplement thereto) between the Company and a Participant specifying the terms and conditions of a Share Award, an award of Performance Shares, an Incentive Award or an Option or SAR granted to such Participant.

1.05. Associate, with respect to any Person, is defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990. An Associate does not include the Company or a majority-owned subsidiary of the Company.

1.06. Board means the Board of Trustees of the Company.

1.07. Cause, with respect to a Participant, means (i) “Cause” as defined in an Agreement with the Participant; or, if the Agreement does not contain a definition of “Cause”, (ii) “Cause” as defined in the employment agreement, as in effect from time to time, between the Company and the Participant; or, if the agreement described in subsection (ii) does not contain a definition of “Cause” or there is no such agreement, (iii) “Cause” as defined in the employment agreement, as in effect from time to time, between the Company and the Company’s Chief Executive Officer; or, if the agreement described in subsection (iii) does not contain a definition of “Cause” or there is no such agreement, (iv) Participant’s being convicted of a felony involving theft, embezzlement or misappropriation of the Company’s property.

1.08. Change of Control means that (i) a Person is or becomes an Acquiring Person; (ii) a Person enters into an agreement that would result in that Person’s becoming an Acquiring Person; (iii) the Company enters into any agreement with a Person that involves the transfer of at least fifty percent (50%) of the Company’s total assets on a consolidated basis, as reported in the Company’s consolidated financial statements filed with the Securities and Exchange Commission; (iv) the Company enters into any agreement to merge or consolidate the Company or to effect a statutory share exchange with another Person, regardless of whether the Company is intended to be the surviving or resulting entity after the merger, consolidation, or statutory share exchange; or (v) the Continuing Trustees cease for any reason to constitute a majority of the Board.

1.09. Code means the Internal Revenue Code of 1986, and any amendments thereto.

1.10. Committee means the Compensation Committee of the Board.

1.11. Company means Innkeepers USA Trust.

1.12. Continuing Trustee means any member of the Board, while a member of the Board and (i) who was a member of the Board prior to March 1, 1997 or (ii) whose nomination for or election to the Board was recommended or approved by a majority of the then Continuing Trustees.

1.13. Control Affiliate, with respect to any Person, means an affiliate as defined in Rule 12b-2 of the General Rules and Regulations under the Exchange Act, as amended as of January 1, 1990

1.14 Control Change Date means the date on which a Change of Control occurs. If a Change of Control occurs on account of a series of transactions, the “Control Change Date” is the date of the last of such transactions.

1.15. Corresponding SAR means an SAR that is granted in relation to a particular Option and that can be exercised only upon the surrender to the Company, unexercised, of that portion of the Option to which the SAR relates.

1.16. Disability, with respect to a Participant, means a complete physical or mental inability, confirmed by an independent licensed physician, to perform substantially all of the services required by the Participant’s employment contract or required of an employee with Participant’s job description immediately before Participant first became unable to perform those services, that continues for a period of 240 consecutive days.

1.17 Dividend Equivalent Right Performance Measures shall mean those measures of the Company’s, an Affiliate’s or a Participant’s performance over the Dividend Equivalent Right Performance Period established by the Administrator with respect to a particular Performance Award. If no Dividend Equivalent Right Performance Measures are specified in an Agreement that provides for a Performance Award, then Dividend Equivalent Right Performance Measures shall mean achievement of a fifteen percent (15%) annual compounded increase in the fair market value of an investment in Shares during the Dividend Equivalent Right Performance Period, assuming all dividends payable with respect to such investment are reinvested in Shares.

1.18. Dividend Equivalent Right Performance Period shall mean the period in which Dividend Equivalent Right Performance Measures are measured that is established by the Administrator with respect to a particular Performance Award. If no Dividend Equivalent Right Performance Period is specified in an Agreement that provides for a Performance Award, then Dividend Equivalent Right Performance Period shall mean the five year period beginning on the later of the date of grant of the Option to which the Performance Award relates or the date of grant of the Performance Award; provided, however, that, in the absence of contrary provisions in an Agreement, a Dividend Equivalent Right Performance Period shall end on the earliest of (i) a Control Change Date or (ii) with respect to a Participant to whom a Performance Award has been granted, the date that such Participant’s employment with the Company terminates due to his death or Disability or is terminated by the Company without Cause.

1.19. Exchange Act means the Securities Exchange Act of 1934, as amended and as in effect from time to time.

1.20. Fair Market Value means, on any given date, the closing price of a Share as reported on the New York Stock Exchange composite tape on such date, or if the Shares were not traded on the New York Stock Exchange on such date, then on the next preceding day that the Shares were traded on such exchange, all as reported by such source as the Administrator may select.

1.21. Incentive Award means an award which, subject to such terms and conditions as may be prescribed by the Administrator, entitles the Participant to receive a cash payment from the Company or an Affiliate.

1.22. Initial Value means, with respect to an SAR, the Fair Market Value of one Share on the date of grant.

1.23. Option means a share option that entitles the holder to purchase from the Company a stated number of Shares at the price set forth in an Agreement. In the discretion of the Administrator and if provided in an Agreement, an Option may include a Performance Award.

1.24. Participant means an employee of the Company or an Affiliate, including an employee who is a member of the Board, who satisfies the requirements of Article IV and is selected by the Administrator to receive a Share Award, an award of Performance Shares, an Option, an SAR, an Incentive Award or a combination thereof.

1.25. Performance Award means the right, awarded in tandem with a newly granted or outstanding Option, to receive a cash payment for all dividends that would have been paid on each Share for which the related Option is exercised, without interest or compounding, during the period from the date of grant of the Option (or, if later, that date of grant of the Performance Award) through the date that the Option is exercised for such Share, had such Share been outstanding throughout that period. A Performance Award will be earned only if the Dividend Equivalent Performance Measures have been satisfied for the Dividend Equivalent Right Performance Period and only if Participant is employed on the day preceding the last day of the Dividend Equivalent Right Performance Period.

1.26. Performance Shares means an award, in the amount determined by the Administrator and specified in an Agreement, stated with reference to a specified number of Shares, that in accordance with the terms of an Agreement entitles the holder to receive a cash payment or Shares or a combination thereof. In the discretion of the Administrator, a Performance Share award may include the right to receive an additional payment for all dividends that would have been paid on each specified Share, without interest or compounding, from the date of grant through the date of settlement of the Performance Share award. A Participant will be entitled to such a payment only if the performance criteria that must be satisfied for the Performance Share award to be earned are met and only to the extent the award is settled in Shares.

1.27 Person means any human being, firm, corporation, partnership, or other entity. Person also includes any human being, firm, corporation, partnership, or other entity as defined in Sections 13(d)(3) and 14(d)(2) of the Exchange Act, as amended as of January 1, 1990. The term Person does not include the Company or any Related Entity, and the term Person does not include any employee-benefit plan maintained by the Company or by any Related Entity, and any person or entity organized, appointed, or established by the Company or by any subsidiary for or pursuant to the terms of any such employee-benefit plan, unless the Board determines that such an employee-benefit plan or such person or entity is a Person.

1.28 Plan means the Innkeepers USA Trust 1994 Share Incentive Plan.

1.29 Related Entity means any entity that is part of a controlled group of corporations or is under common control with the Company within the meaning of Code Section 1563(a), 414(b) or 414(c).

1.30. SAR means a Share appreciation right that in accordance with the terms of an Agreement entitles the holder to receive, with respect to each Share encompassed by the exercise of such SAR, the amount determined by the Administrator and specified in an Agreement. In the absence of such a determination, the holder shall be entitled to receive, with respect to each Share encompassed by the exercise of such SAR, the excess of the Fair Market Value on the date of exercise over the Initial Value. References to “SARs” include both Corresponding SARs and SARs granted independently of Options, unless the context requires otherwise.

1.31. Share Award means Shares awarded to a Participant under Article VIII.

1.32. Shares means the common shares of the Company.

ARTICLE II

PURPOSES

The Plan is intended to assist the Company and its Affiliates in recruiting and retaining individuals with ability and initiative by enabling such persons to participate in the future success of the Company and its Affiliates and to associate their interests with those of the Company and its shareholders. The Plan is intended to permit the grant of both Options qualifying under Section 422 of the Code (“incentive share options”) and Options not so qualifying, and the grant of SARs, Share Awards, Performance Awards, Performance Shares and Incentive Awards. No Option that is intended to be an incentive share option shall be invalid for failure to qualify as an incentive share option. The proceeds received by the Company from the sale of Shares pursuant to this Plan shall be used for general corporate purposes.

ARTICLE III

ADMINISTRATION

The Plan shall be administered by the Administrator. The Administrator shall have authority to grant Share Awards, Performance Awards, Performance Shares, Incentive Awards, Options and SARs upon such terms (not inconsistent with the provisions of this Plan), as the Administrator may consider appropriate. Such terms may include conditions (in addition to those contained in this Plan), on the exercisability of all or any part of an Option or SAR or on the transferability or forfeitability of a Share Award, a Performance Award, an award of Performance Shares or an Incentive Award. Notwithstanding any such conditions, the Administrator may, in its discretion, (i) accelerate the time at which any Option or SAR may be exercised, or the time at which a Share Award may become transferable or nonforfeitable or the time at which an Incentive Award or award of Performance Shares may be settled or (ii) suspend the forfeiture of any award made under this Plan. In addition, the Administrator shall have complete authority to interpret all provisions of this Plan; to prescribe the form of Agreements; to adopt, amend, and rescind rules and regulations pertaining to the administration of the Plan; and to make all other determinations necessary or advisable for the administration of this Plan. The express grant in the Plan of any specific power to the Administrator shall not be construed as limiting any power or authority of the Administrator. Any decision made, or action taken, by the Administrator in connection with the administration of this Plan shall be final and conclusive. Neither the Administrator nor any member of the Committee shall be liable for any act done in good faith with respect to this Plan or any Agreement, Option, SAR, Performance Award, Share Award, Incentive Award or award of Performance Shares. All expenses of administering this Plan shall be borne by the Company.

The Committee, in its discretion, may delegate to one or more officers of the Company all or part of the Committee’s authority and duties with respect to grants and awards to individuals who are not subject to the reporting and other provisions of Section 16 of the Exchange Act. The Committee may revoke or amend the terms of a delegation at any time but such action shall not invalidate any prior actions of the Committee’s delegate or delegates that were consistent with the terms of the Plan.

ARTICLE IV

ELIGIBILITY

Any employee of the Company or an Affiliate (including a corporation that becomes an Affiliate after the adoption of this Plan), is eligible to participate in this Plan if the Administrator, in its sole discretion, determines that such person has contributed significantly or can be expected to contribute significantly to the profits or growth of the Company or an Affiliate. Trustees of the Company who are employees of the Company or an Affiliate may be selected to participate in this Plan.

ARTICLE V

SHARES SUBJECT TO PLAN

5.01 Shares Issued. Upon the award of Shares pursuant to a Share Award or in settlement of an award of Performance Shares, the Company may issue Shares from its authorized but unissued Shares. Upon the exercise of any Option or SAR, the Company may deliver to the Participant (or the Participant’s broker if the Participant so directs), Shares from its authorized but unissued Shares.

5.02. Aggregate Limit. The maximum aggregate number of Shares that may be issued under this Plan pursuant to the exercise of SARs and Options and the grant of Share Awards and the settlement of Performance Shares is 4,700,000 Shares. The maximum aggregate number of Shares that may be issued under this Plan as Share Awards and in settlement of Performance Shares is 2,200,000 Shares. The maximum aggregate number of Shares that may be issued under this Plan and the maximum number of Shares that may be issued as Share Awards and in settlement of Performance Shares shall be subject to adjustment as provided in Article XII. If an SAR is settled by the issuance of Common Shares, the aggregate number of Common Shares that remain to be issued under the Plan will be reduced by the number of Common Shares as to which the SAR is exercised, rather than the number of Common Shares issued in settlement of the SAR.

5.03. Reallocation of Shares. If an Option is terminated, in whole or in part, for any reason other than its exercise or the exercise of a Corresponding SAR that is settled with Shares, the number of Shares allocated to the Option or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If an SAR is terminated, in whole or in part, for any reason other than its exercise or the exercise of a related Option, the number of Shares allocated to the SAR or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If an award of Performance Shares is terminated, in whole or in part, for any reason other than its settlement with Shares, the number of Shares allocated to the Performance Shares or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan. If a Share Award is forfeited, in whole or in part, for any reason, the number of Shares allocated to the Share Award or portion thereof may be reallocated to other Options, SARs, Performance Shares and Share Awards to be granted under this Plan.

ARTICLE VI

OPTIONS

6.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an Option is to be granted and will specify the number of Shares covered by such awards; provided, however, that no individual may be granted Options in any calendar year covering more than 750,000 Shares.

6.02. Option Price. The price per share for Shares purchased on the exercise of an Option shall be determined by the Administrator on the date of grant, but shall not be less than the Fair Market Value on the date the Option is granted. Except as provided in Article XII, the Option price of an outstanding Option may not be reduced (by amendment, cancellation and substitution or otherwise) without the approval of shareholders.

6.03. Maximum Option Period. The maximum period in which an Option may be exercised shall be determined by the Administrator on the date of grant, except that no Option shall be exercisable after the expiration of ten years from the date such Option was granted. The terms of any Option may provide that it is exercisable for a period less than such maximum period.

6.04. Nontransferability. Except as provided in Section 6.05, each Option granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities. Except as provided in Section 6.05, during the lifetime of the Participant to whom the Option is granted, the Option may be exercised only by the Participant. No right or interest of a Participant in any Option shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

6.05. Transferable Options. Section 6.04 to the contrary notwithstanding, if the Agreement provides, an Option that is not an incentive share option may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Option transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Option during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Option except by will or the laws of descent and distribution. In the event of any transfer of an Option (by the Participant or his transferee), the Option and any Corresponding SAR that relates to such Option must be transferred to the same person or persons or entity or entities.

6.06. Employee Status. For purposes of determining the applicability of Section 422 of the Code (relating to incentive share options), or in the event that the terms of any Option provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

6.07. Exercise. Subject to the provisions of this Plan and the applicable Agreement, an Option may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that incentive share options (granted under the Plan and all plans of the Company and its Affiliates) may not be first exercisable in a calendar year for Shares having a Fair Market Value (determined as of the date an Option is granted) exceeding $100,000. An Option granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the Option could be exercised. A partial exercise of an Option shall not affect the right to exercise the Option from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Shares subject to the Option. The exercise of an Option shall result in the termination of any Corresponding SAR to the extent of the number of Shares with respect to which the Option is exercised.

6.08. Payment. Subject to rules established by the Administrator and unless otherwise provided in an Agreement, payment of all or part of the Option price may be made in cash, a cash equivalent acceptable to the Administrator, or with Shares which have been owned by the Participant for at least six months and which have not been used for another exercise during the prior six months. If Shares are used to pay all or part of the Option price, the sum of the cash and cash equivalent and the Fair Market Value (determined as of the day preceding the date of exercise) of the Shares surrendered must not be less than the Option price of the Shares for which the Option is being exercised.

6.09. Performance Awards. If an Option Agreement includes a Performance Award, the Participant shall be entitled to the payment (if any) that is due thereunder within 30 days after the later of: (i) with respect to each Share for which the Option is exercised, the date the Option is exercised for such Shares, and (ii) the last day of the applicable Dividend Equivalent Right Performance Period.

6.10. Change of Control. Section 6.07 to the contrary notwithstanding, each outstanding Option shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

6.11. Shareholder Rights. No Participant shall have any rights as a shareholder with respect to Shares subject to his Option until the date of exercise of such Option.

6.12. Disposition of Shares. A Participant shall notify the Company of any sale or other disposition of Shares acquired pursuant to an Option that was an incentive share option if such sale or disposition occurs (i) within two years of the grant of an Option or (ii) within one year of the issuance of Shares to the Participant. Such notice shall be in writing and directed to the Secretary of the Company.

ARTICLE VII

SARS

7.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom SARs are to be granted and will specify the number of Shares covered by such awards; provided, however, that no individual may be granted SARs in any calendar year covering more than 750,000 Shares. For purposes of the preceding sentence, an Option and Corresponding SAR shall be treated as a single award. In addition no Participant may be granted Corresponding SARs (under all incentive share option plans of the Company and its Affiliates) that are related to incentive share options which are first exercisable in any calendar year for Shares having an aggregate Fair Market Value (determined as of the date the related Option is granted) that exceeds $100,000.

7.02. Maximum SAR Period. The term of each SAR shall be determined by the Administrator on the date of grant, except that no Corresponding SAR that is related to an incentive share option shall have a term of more than ten years from the date such related Option was granted. The terms of any Corresponding SAR that is related to an incentive share option may provide that it has a term that is less than such maximum period.

7.03. Nontransferability. Except as provided in Section 7.04, each SAR granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. In the event of any such transfer, a Corresponding SAR and the related Option must be transferred to the same person or persons or entity or entities. During the lifetime of the Participant to whom the SAR is granted, the SAR may be exercised only by the Participant. No right or interest of a Participant in any SAR shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

7.04. Transferable SARs. Section 7.03 to the contrary notwithstanding, if the Agreement provides, an SAR, other than a Corresponding SAR that is related to an incentive share option, may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an SAR transferred pursuant to this Section shall be bound by the same terms and conditions that governed the SAR during the period that it was held by the Participant; provided, however, that such transferee may not transfer the SAR except by will or the laws of descent and distribution. In the event of any transfer of a Corresponding SAR (by the Participant or his transferee), the Corresponding SAR and the related Option must be transferred to the same person or person or entity or entities.

7.05. Exercise. Subject to the provisions of this Plan and the applicable Agreement, an SAR may be exercised in whole at any time or in part from time to time at such times and in compliance with such requirements as the Administrator shall determine; provided, however, that a Corresponding SAR that is related to an incentive share option may be exercised only to the extent that the related Option is exercisable and only when the Fair Market Value exceeds the option price of the related Option. An SAR granted under this Plan may be exercised with respect to any number of whole Shares less than the full number for which the SAR could be exercised. A partial exercise of an SAR shall not affect the right to exercise the SAR from time to time in accordance with this Plan and the applicable Agreement with respect to the remaining Shares subject to the SAR. The exercise of a Corresponding SAR shall result in the termination of the related Option to the extent of the number of Shares with respect to which the SAR is exercised.

7.06. Change of Control. Section 7.05 to the contrary notwithstanding, each outstanding SAR shall be fully exercisable (in whole or in part at the discretion of the holder) on and after a Control Change Date.

7.07. Employee Status. If the terms of any SAR provide that it may be exercised only during employment or within a specified period of time after termination of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

7.08. Settlement. At the Administrator’s discretion, the amount payable as a result of the exercise of an SAR may be settled in cash, Shares, or a combination of cash and Shares. No fractional Share will be deliverable upon the exercise of an SAR but a cash payment will be made in lieu thereof.

7.09. Shareholder Rights. No Participant shall, as a result of receiving an SAR award, have any rights as a shareholder of the Company or any Affiliate until the date that the SAR is exercised and then only to the extent that the SAR is settled by the issuance of Shares.

ARTICLE VIII

SHARE AWARDS

8.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom a Share Award is to be made and will specify the number of Shares covered by such awards; provided, however, that no Participant may receive Share Awards in any calendar year for more than 150,000 Shares.

8.02. Vesting. The Administrator, on the date of the award, may prescribe that a Participant’s rights in a Share Award shall be forfeitable or otherwise restricted for a period of time or subject to such conditions as may be set forth in the Agreement.

8.03. Performance Objectives. In accordance with Section 8.02, the Administrator may prescribe that Share Awards will become vested or transferable or both based on objectives stated with respect to the Company’s return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. If the Administrator, on the date of award, prescribes that a Share Award shall become nonforfeitable and transferable only upon the attainment of performance objectives, the Shares subject to such Share Award shall become nonforfeitable and transferable only to the extent that the Administrator certifies that such objectives have been achieved.

8.04. Employee Status. In the event that the terms of any Share Award provide that Shares may become transferable and nonforfeitable thereunder only after completion of a specified period of employment, the Administrator may decide in each case to what extent leaves of absence for governmental or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

8.05. Change of Control. Sections 8.02, 8.03 and 8.04 to the contrary notwithstanding, each outstanding Share Award shall be transferable and nonforfeitable on and after a Control Change Date.

8.06. Shareholder Rights. Prior to their forfeiture (in accordance with the applicable Agreement and while the Shares granted pursuant to the Share Award may be forfeited or are nontransferable), a Participant will have all rights of a shareholder with respect to a Share Award, including the right to receive dividends and vote the Shares; provided, however, that during such period (i) a Participant may not sell, transfer, pledge, exchange, hypothecate, or otherwise dispose of Shares granted pursuant to a Share Award, (ii) the Company shall retain custody of the certificates evidencing Shares granted pursuant to a Share Award, and (iii) the Participant will deliver to the Company a Share power, endorsed in blank, with respect to each Share Award. The limitations set forth in the preceding sentence shall not apply after the Shares granted under the Share Award are transferable and are no longer forfeitable.

ARTICLE IX

PERFORMANCE SHARE AWARDS

9.01. Award. In accordance with the provisions of Article IV, the Administrator will designate each individual to whom an award of Performance Shares is to be made and will specify the number of Shares covered by such awards; provided, however, that no Participant may receive an award of Performance Shares in any calendar year for more than 150,000 Shares.

9.02. Earning the Award. The Administrator, on the date of the grant of an award, shall prescribe that the Performance Shares, or portion thereof, will be earned, and the Participant will be entitled to receive payment pursuant to the award of Performance Shares, only upon the satisfaction of performance objectives and such other criteria as may be prescribed by the Administrator during a performance measurement period of at least one year. The performance objectives may be stated with respect to the Company’s return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. No payments will be made with respect to Performance Shares unless, and then only to the extent that, the Administrator certifies that such objectives have been achieved.

9.03. Payment. In the discretion of the Administrator, the amount payable when an award of Performance Shares is earned may be settled in cash, by the issuance of Shares or a combination thereof. A Participant’s rights in any Shares issued in settlement of a Performance Share award may be forfeited or otherwise restricted for a period of time or subject to such conditions as the Administrator may prescribe. A fractional Share shall not be deliverable when an award of Performance Shares is earned, but a cash payment will be made in lieu thereof.

9.04. Shareholder Rights. No Participant shall, as a result of receiving an award of Performance Shares, have any rights as a shareholder until and to the extent that the award of Performance Shares is earned and settled in Shares. If the Agreement so provides, a Participant may receive a cash payment equal to the dividends that are payable with respect to the number of Shares covered by the award between the date the Performance Shares are awarded and the date Shares are issued pursuant to the Performance Share award. After an award of Performance Shares is earned and settled in Shares, a Participant will have all the rights of a shareholder as described in Section 8.06.

9.05. Nontransferability. Except as provided in Section 9.06, Performance Shares granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in any Performance Shares shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

9.06. Transferable Performance Shares. Section 9.05 to the contrary notwithstanding, if the Agreement provides, an award of Performance Shares may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or a partnership in which such family members are the only partners, on such terms and conditions as may be permitted under Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of Performance Shares transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Performance Shares during the period that they were held by the Participant; provided, however that such transferee may not transfer Performance Shares except by will or the laws of descent and distribution.

9.07. Employee Status. In the event that the terms of any Performance Share Award provide that no payment will be made unless the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for government or military service, illness, temporary disability, or other reasons shall not be deemed interruptions of continuous employment.

9.08. Change of Control. Sections 9.02 to the contrary notwithstanding, on and after a Control Change Date, each outstanding Performance Share award shall be earned as of a Control Change Date. To the extent the Agreement provides that the Performance Share award will be settled with Shares, such Shares shall be nonforfeitable and transferable as of the Control Change Date.

ARTICLE X

INCENTIVE AWARDS

10.01. Award. The Administrator shall designate Participants to whom Incentive Awards are made. All Incentive Awards shall be finally determined exclusively by the Administrator under the procedures established by the Administrator; provided, however, that no Participant may receive an Incentive Award payment in any calendar year that exceeds the lesser of (i) $300,000 and (ii) 150% of the Participant’s base salary (prior to any salary reduction or deferral elections) as of the date of grant of the Incentive Award.

10.02. Terms and Conditions. The Administrator, at the time an Incentive Award is made, shall specify the terms and conditions which govern the award. Such terms and conditions shall prescribe that the Incentive Award shall be earned only upon, and to the extent that, performance objectives are satisfied. The performance objectives may be stated with respect to the Company’s return on equity, total earnings, earnings per Share, earnings growth, return on capital, return on assets, Fair Market Value, Share price appreciation, funds from operations growth, or such other measures as may be selected by the Administrator. Such terms and conditions also may include other limitations on the payment of Incentive Awards including, by way of example and not of limitation, requirements that the Participant complete a specified period of employment with the Company or an Affiliate. The Administrator, at the time an Incentive Award is made, shall also specify when amounts shall be payable under the Incentive Award and whether amounts shall be payable in the event of the Participant’s death, disability, or retirement.

10.03. Nontransferability. Except as provided in Section 10.04, Incentive Awards granted under this Plan shall be nontransferable except by will or by the laws of descent and distribution. No right or interest of a Participant in an Incentive Award shall be liable for, or subject to, any lien, obligation, or liability of such Participant.

10.04. Transferable Incentive Awards. Section 10.03 to the contrary notwithstanding, if provided in an Agreement, an Incentive Award may be transferred by a Participant to the Participant’s children, grandchildren, spouse, one or more trusts for the benefit of such family members or to a partnership in which such family members are the only partners, on such terms and conditions as may be permitted by Securities Exchange Commission Rule 16b-3 as in effect from time to time. The holder of an Incentive Award transferred pursuant to this Section shall be bound by the same terms and conditions that governed the Incentive Award during the period that it was held by the Participant; provided, however, that such transferee may not transfer the Incentive Award except by will or the laws of descent and distribution.

10.05. Employee Status. If the terms of an Incentive Award provide that a payment will be made thereunder only if the Participant completes a stated period of employment, the Administrator may decide to what extent leaves of absence for governmental or military service, illness, temporary disability or other reasons shall not be deemed interruptions of continuous employment.

10.06. Change of Control. Section 10.02 to the contrary notwithstanding, any Incentive Award shall be earned in its entirety as of a Control Change Date.

10.07. Shareholder Rights. No Participant shall, as a result of receiving an Incentive Award, have any rights as a shareholder of the Company or any Affiliate on account of such award.

ARTICLE XI

INDEMNIFICATION

A Participant shall be entitled to a payment under this Article XI if (a) any benefit, payment, accelerated exercisability or vesting or other right under this Plan constitutes a “parachute payment” (as defined in Code Section 280G(b)(2)(A), but without regard to Code Section 280G(b)(2)(A)(ii)), with respect to such Participant and (b) the Participant incurs a liability under Code Section 4999. The amount payable to a Participant described in the preceding sentence shall be the amount required to indemnify the Participant and hold him harmless from the application of Code Sections 280G and 4999. To effect this indemnification, the Company must pay such Participant an amount sufficient to pay the excise tax imposed on Participant under Code Section 4999 with respect to benefits, payments, accelerated exercisability and vesting and other rights under this Plan and any other plan or agreement, and any income, employment, hospitalization, excise or other taxes attributable to the indemnification payment. The benefit payable under this Article XI shall be paid in a single cash sum not later than the due date (including extensions) for filing the tax return reflecting liability for the Code Section 4999 excise tax with the Internal Revenue Service.

ARTICLE XII

ADJUSTMENT UPON CHANGE IN SHARES

The maximum number of Shares as to which Options, SARs, Performance Shares and Share Awards may be granted under this Plan, the terms (including any Dividend Equivalent Right Performance Measures) of outstanding Share Awards, Options, Performance Shares, Incentive Awards, and SARs, and the per individual limitations on the number of Shares or for which Options, SARs, Performance Shares, and Share Awards may be granted shall be adjusted as the Committee shall determine to be equitably required in the event that (i) the Company (a) effects one or more Share dividends, Share split-ups, subdivisions or consolidations of shares or (b) engages in a transaction to which Section 424 of the Code applies or (ii) there occurs any other event which, in the judgment of the Committee necessitates such action. Any determination made under this Article XI by the Committee shall be final and conclusive.

The issuance by the Company of shares of any class, or securities convertible into shares of any class, for cash or property, or for labor or services, either upon direct sale or upon the exercise of rights or warrants to subscribe therefor, or upon conversion of shares or obligations of the Company convertible into such shares or other securities, shall not affect, and no adjustment by reason thereof shall be made with respect to, the maximum number of shares as to which Options, SARs, Performance Shares and Share Awards may be granted, the per individual limitations on the number of Shares for which Options, SARs, Performance Shares and Share Awards may be granted or the terms (including Dividend Equivalent Right Performance Measures) of outstanding Share Awards, Options, Performance Shares, Incentive Awards or SARs.

The Committee may make Share Awards and may grant Options, SARs, Performance Shares, and Incentive Awards in substitution for performance shares, phantom shares, share awards, stock options, stock appreciation rights, or similar awards held by an individual who becomes an employee of the Company or an Affiliate in connection with a transaction described in the first paragraph of this Article XII. Notwithstanding any provision of the Plan (other than the limitation of Section 5.02), the terms of such substituted Share Awards or Option, SAR, Performance Shares or Incentive Award grants shall be as the Committee, in its discretion, determines is appropriate.

ARTICLE XIII

COMPLIANCE WITH LAW AND

APPROVAL OF REGULATORY BODIES

No Option or SAR shall be exercisable, no Shares shall be issued, no certificates for Shares shall be delivered, and no payment shall be made under this Plan except in compliance with all applicable federal and state laws and regulations (including, without limitation, withholding tax requirements), any listing agreement to which the Company is a party, and the rules of all domestic stock exchanges on which the Company’s shares may be listed. The Company shall have the right to rely on an opinion of its counsel as to such compliance. Any share certificate issued to evidence Shares when a Share Award is granted, a Performance Share is settled or for which an Option or SAR is exercised may bear such legends and statements as the Administrator may deem advisable to assure compliance with federal and state laws and regulations. No Option or SAR shall be exercisable, no Share Award or Performance Share shall be granted, no Shares shall be issued, no certificate for Shares shall be delivered, and no payment shall be made under this Plan until the Company has obtained such consent or approval as the Administrator may deem advisable from regulatory bodies having jurisdiction over such matters.

ARTICLE XIV

GENERAL PROVISIONS

14.01. Effect on Employment and Service. Neither the adoption of this Plan, its operation, nor any documents describing or referring to this Plan (or any part thereof), shall confer upon any individual any right to continue in the employ or service of the Company or an Affiliate or in any way affect any right and power of the Company or an Affiliate to terminate the employment or service of any individual at any time with or without assigning a reason therefor.

14.02. Unfunded Plan. The Plan, insofar as it provides for grants, shall be unfunded, and the Company shall not be required to segregate any assets that may at any time be represented by grants under this Plan. Any liability of the Company to any person with respect to any grant under this Plan shall be based solely upon any contractual obligations that may be created pursuant to this Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

14.03. Rules of Construction. Headings are given to the articles and sections of this Plan solely as a convenience to facilitate reference. The reference to any statute, regulation, or other provision of law shall be construed to refer to any amendment to or successor of such provision of law.

ARTICLE XV

AMENDMENT

The Board may amend or terminate this Plan from time to time; provided, however, that no amendment may become effective until shareholder approval is obtained if (i) the amendment increases the aggregate number of Shares that may be issued under the Plan, (ii) the amendment changes the class of individuals eligible to become Participants, (iii) shareholder approval is required under the rules of the New York Stock Exchange. No amendment shall, without a Participant’s consent, adversely affect any rights of such Participant under any outstanding Share Award, Performance Share Award, Option, SAR, Performance Award or Incentive Award outstanding at the time such amendment is made.

ARTICLE XVI

DURATION OF PLAN

No Share Award, Performance Share Award, Option, SAR, Performance Award or Incentive Award may be granted under this Plan, as amended and restated herein, more than ten years after the date it is adopted by the Board. Share Awards, Performance Share awards, Options, SARs, Performance Awards and Incentive Awards granted before that date shall remain valid in accordance with their terms.

ARTICLE XVII

EFFECTIVE DATE OF PLAN

Options, SARs, Performance Awards, Share Awards, Performance Shares and Incentive Awards may be granted under this Plan, as amended and restated herein, upon its adoption by the Board; provided that, this Plan, as amended and restated herein, shall not be effective unless it is approved by a majority of the votes cast by the Company’s shareholders, voting either in person or by proxy, at a duly held shareholders’ meeting at which a quorum is present within twelve months after its adoption by the Board.

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